Exhibit 8.1

Alberton Acquisition Corporation

Room 1001, 10/F, Capital Center

151 Gloucester Road

Wanchai, Hong Kong

January 11, 2022

Re:	United States Federal Income Tax Consequences of the Redomestication of Alberton Acquisition Corporation

Ladies and Gentlemen:

We have acted as counsel to Alberton Acquisition Corporation, a British Virgin Islands exempted company (the “Company”) that will change its jurisdiction of incorporation by discontinuing as an exempted company incorporated in the British Virgin Islands with limited liability under the BVI Business Companies Act, 2004 and continuing and domesticating as a corporation incorporated under the laws of the State of Nevada (the “Redomestication”). The continuing entity following the Redomestication will continue to be named Alberton Acquisition Corporation (“Alberton Nevada”). This opinion is being delivered in connection with the registration statement of the Company on Form S-4, which was initially filed on December 30, 2020 (File No. 333-251825) with the U.S. Securities and Exchange Commission (“SEC”), as amended and supplemented through the date hereof (the “Registration Statement”).

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the form of Articles of Incorporation of Alberton Nevada to be effective upon the Redomestication (the “Articles of Incorporation”); (iii) the form of Bylaws of Alberton Nevada to be effective upon the Redomestication (the “Bylaws”); (iv) the form of articles of domestication (the “Articles of Domestication”); and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Redomestication will be consummated in the manner described in the Registration Statement, and will be effective under applicable state law, and that none of the terms or conditions contained therein will be waived or modified and (ii) the Registration Statement accurately and completely reflects the facts relating to the Redomestication. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion letter and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the IRS or, if challenged, by a court.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Redomestication”, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences generally applicable to the Redomestication.

506 Malaga Ave #2, Coral Gables, FL, 33134 giancarlo@messinamadridlaw.com Tel. (917) 225-6827

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position. Except as expressly set forth above, we express no other opinion with respect to any tax matter. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion letter is being delivered prior to the consummation of the Redomestication and therefore is prospective and dependent on future events. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the headings “Material U.S. Federal Income Tax Considerations of the Redomestication” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” within the meaning of the Securities Act or the rules and regulations of the SEC or that this consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

MESSINA MADRID LAW PA

By:
Giancarlo A. Messina,
Managing Partner

506 Malaga Ave #2, Coral Gables, FL, 33134 giancarlo@messinamadridlaw.com Tel. (917) 225-6827